Exhibit 23.1

When the transactions referred to in note 16(i) and 16(l) of the notes to the consolidated financial statements have been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tintri, Inc.:

We consent to the use of our report dated June 1, 2017 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

San Francisco, California

June 1, 2017, except as to

note 16(i) and 16(l), which are as of